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                                                                    Exhibit 99.8

                                LETTER AGREEMENT

December 7, 2007



Re:  Contribution and Reimbursement Agreement

Ladies and Gentlemen:

            Reference is hereby made to that certain CONTRIBUTION AND REIMBURSEMENT AGREEMENT, dated as of July 18, 2007 (the "Agreement"), by and among (i) Appaloosa Management L.P., a limited partnership formed under the laws of the State of Delaware ("AMLP"), (ii) Harbinger Capital Partners Master Fund I, Ltd., an exempted company incorporated in the Cayman Islands ("Harbinger Master Fund"), (iii) Harbinger Capital Partners Special Situations Fund, L.P., a limited partnership formed under the laws of the State of Delaware ("Harbinger Special Situations," and together with Harbinger Master Fund, "Harbinger"), (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Merrill"), (v) UBS Securities LLC, a limited liability company formed under the laws of the State of Delaware ("UBS"), (vi) Goldman, Sachs & Co., a New York limited partnership ("GS") and (vii) Pardus Special Opportunities Master Fund L.P., a limited partnership formed under the laws of the Cayman Islands ("Pardus"). Each of AMLP, Harbinger, Merrill, UBS, GS and Pardus are sometimes referred to herein individually as a "Contributor" and collectively as the "Contributors." Capitalized terms used herein but not defined shall have the meanings given to them in the Agreement.

            In connection with the execution and delivery of that certain proposal letter, dated December 7, 2007, delivered by the Contributors to the Company on such date ("the Proposal") with respect to that certain Second Restated First Amendment to the Equity Purchase and Commitment Agreement, attached hereto as Exhibit 1 (as it may be modified or supplemented from time to time, the "First Amendment"), by and among A-D Acquisition Holdings, LLC, a limited liability company formed under the laws of the State of Delaware, Harbinger Del-Auto Investment Company, Ltd., an exempted company incorporated in the Cayman Islands, Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, UBS Securities LLC, a Delaware limited liability company, Goldman, Sachs & Co., a New York limited partnership, Pardus DPH Holding LLC, a Delaware limited liability company and the Company, and in consideration of the mutual agreements contained in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Contributor hereby acknowledges and agrees:

            (i) that all references in the Agreement to the Equity Commitment and Purchase Agreement (the "EPCA") shall, for all purposes, be deemed to mean and include the EPCA as amended from time to time; and

            (ii) that the Agreement shall remain in full force and effect, and all rights and obligations of such Contributor set forth in the Agreement shall remain in full force and effect, in each case,


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as though the First Amendment had been executed concurrently with the execution of the Agreement.

            Each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended by this letter agreement. This letter agreement shall operate as an amendment of the provisions of the Agreement referred to specifically herein. Except as specifically amended by this letter agreement and as set forth in the preceding sentence, the Agreement shall remain in full force and effect. Except as expressly provided herein, this letter agreement shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed as of the day and year first above written.

                                              APPALOOSA MANAGEMENT L.P.


                                              By: /s/ James E. Bolin
                                                  ------------------------------
                                                  Name: James E. Bolin
                                                  Title: Partner



                                              HARBINGER CAPITAL PARTNERS MASTER
                                              FUND I, LTD.


                                              By: Harbinger Capital Partners
                                                  Offshore Manager, L.L.C., as
                                                  investment manager



                                              By: /s/ William R. Lucas
                                                  ------------------------------
                                                  Name: William R. Lucas, Jr.
                                                  Title: Executive Vice
                                                         President



                                              HARBINGER CAPITAL PARTNERS SPECIAL
                                              SITUATIONS FUND, L.P.


                                              By: Harbinger Capital Partners
                                                  Special Situations GP, LLC, as
                                                  general partner



               [Signature Page -- Contribution Agreement Letter]
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                                              By: /s/ William R. Lucas
                                                  ------------------------------
                                                  Name: William R. Lucas, Jr.
                                                  Title: Executive Vice
                                                         President



                                              MERRILL LYNCH, PIERCE, FENNER &
                                              SMITH INCORPORATED


                                              By: /s/ Graham Goldsmith
                                                  ------------------------------
                                                  Name: Graham Goldsmith
                                                  Title: Managing Director


                                              UBS SECURITIES LLC


                                              By: /s/ Steven Smith
                                                  ------------------------------
                                                  Name: Steven D. Smith
                                                  Title: Managing Director

                                              By: /s/ Andrew Kramer
                                                  ------------------------------
                                                  Name: Andrew Kramer
                                                  Title: Managing Director



                                              GOLDMAN, SACHS & CO.


                                              By: /s/ Thomas Wagner
                                                  ------------------------------
                                                  Name: Thomas A. Wagner
                                                  Title: Managing Director



               [Signature Page -- Contribution Agreement Letter]
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                                              PARDUS SPECIAL OPPORTUNITIES
                                                  MASTER FUND L.P.



                                              By: PARDUS CAPITAL MANAGEMENT
                                                  L.P., its investment manager



                                              By: PARDUS CAPITAL MANAGEMENT
                                                  L.L.C., its general partner



                                              By: /s/ Joseph Thorton
                                                  ------------------------------
                                                  Name: Joseph Thorton
                                                  Title:



               [Signature Page -- Contribution Agreement Letter]